SECURED PROMISSORY NOTE

$5,000,000                                                  Salt Lake City, Utah
                                                            April 14, 1997

                  FOR VALUE RECEIVED, and good and valuable consideration, the undersigned, IOMED, Inc., a Utah corporation with offices at 3385 West 1820 South, Salt Lake City, Utah 84104 (the "Company"), unconditionally promises to pay to Elan International Management, Ltd., a Bermuda corporation, or any other holder of this Note with the consent of the Company (the "Holder"), at such place as may be designated by the Holder to the Company, the principal amount of $5,000,000, together with interest thereon, from and after the date hereof, at a rate per annum equal to the lesser of (x) the rate publicly announced by Morgan Guaranty Trust Company of New York at its principal office as its prime or base rate (such rate being initially, on the date hereof, 8.50 %) plus 1 % per year and (y) the maximum rate of interest permitted by applicable law, compounded on a semi-annual basis, such compounding to commence on October 15, 1997. This Note (including accrued and unpaid interest on this Note) shall be due and payable in five equal installments of principal of $1,000,000 each on each of the fifth, sixth, seventh, eighth and ninth anniversaries of the date hereof, together with, in each case, accrued and unpaid interest on this Note; provided, that if the Company shall have completed its initial public offering of equity securities. at any time that all or any portion of this Note remains outstanding, all or such portion of this Note shall be due and payable on a date specified by the Company and agreed to by the Holder, which shall be within 10 days of such offering, as provided in the Agreement (as defined below). The interest rate hereunder shall be adjusted on a semi-annual basis, prospectively, on each July 1 and January 1 from the date hereof until repayment is complete, to the then-current Prime Rate.

                  This Note shall be prepayable by the Company upon at least 30 days' written notice to the Holder.

                  This Note (and interest due hereon) shall immediately become due and payable, without notice or demand, upon the occurrence of any of the following events: a default or breach under the A Note (as defined in the Agreement (as defined below)); the filing by or against the Company of any petition under the United States Bankruptcy Act or any similar state proceeding (which, in the event of a filing against the Company, is not cured or stayed for 30 days); application for, or appointment of, a receiver of the Company's property; appointment of a committee of the Company's creditors; making by the Company of an assignment for benefit of creditors, or; default in payment or performance of this Note or of any of the material obligations of this Note.

                  The Company hereby waives grace, demand and presentment for payment, notice of nonpayment, protest and notice of protest, diligence, filing suit, and all other notice and promises to pay the Holder its costs of collection of all amounts due hereunder, including reasonable attorneys' fees.

                  This Note is made in connection with a Note Purchase and Warrant Agreement dated as of the date hereof (the "Agreement") between the Company and the Holder originally named herein and is entitled to the security provided for therein. In the event of any default or breach of the Agreement or this Note by the Company, this Note (and accrued and unpaid interest on this Note) shall, in addition to all other rights and remedies of the Holder, be and become immediately due and payable; this Note shall continue to bear interest after such default or breach at the interest rate otherwise in effect hereunder. This Note is the B Note referred to in the Agreement. This Note is secured by a first security interest in and to all the Elan Iontophoretic Intellectual Property (as defined in the various agreements) and is entitled to the benefits and rights of such security interest.

                  This Note may not be changed or terminated orally and shall be construed in accordance with the internal laws of the State of New York without reference to the principles of conflict of laws thereof.

                  IN WITNESS WHEREOF, the Company has executed this Note on the date first above written.

                                   IOMED, Inc.





                                    By: /s/ Ned M. Weinshenker
                                    Ned M. Weinshenker
                                    President and Chief Executive Officer


ATTEST:



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